SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

Sept. 9, 2003

quepasa corporation

(Exact name of registrant as specified in its charter)

Nevada	0-25565	86-0879433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	I.D. Number)

410 No. 44th Street

Suite 450

Phoenix, AZ 85008

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 716-0100

(Former name or former address, if changed since last report)

ITEM 5. OTHER INFORMATION

On September 9, 2003, Quepasa Corporation (“Quepasa” or the “Company”) settled the litigation previously commenced against it by Merrill Communications, LLC (“Merrill”).

On April 22, 2003, Merrill filed case no. CV2003-090706 against the Company in the Maricopa County Superior Court at Phoenix, Arizona, for breach of contract related to certain financial printing services performed by Merrill in conjunction with the previously contemplated merger between Quepasa and Great Western Land and Recreation, Inc.

In its complaint, Merrill alleged that it was entitled to a principal sum of $203,187, prejudgment interest of $18,087, fees, and expenses. Without admitting or denying the allegations of the complaint filed by Merrill, Quepasa agreed to settle all claims and make a one-time cash payment in the amount of $101,600 to Merrill.

Pursuant to the settlement agreement, the case will be immediately dismissed with prejudice, each party to bear its own costs and legal fees.

The dismissal of this action represents the resolution of all pending material litigation for events which occurred prior to April, 2002, at the time of significant management changes within the Company. No other material litigation is currently pending against the Company, nor has such litigation been threatened against the Company as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

quepasa.com, inc. (Registrant)

By:	/s/ JEFFREY S. PETERSON
Jeffrey S. Peterson Chief Executive Officer

Dated:  September 9, 2003